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                                                                    Exhibit 5.1

                                                   April 3, 2007

Avis Budget Car Rental, LLC
Avis Budget Finance, Inc.
Avis Budget Group, Inc.
  and the other Guarantors set forth below
c/o Avis Budget Group, Inc.
Six Sylvan Way
Parsippany, NJ 07054

                    RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

       We have acted as special counsel to Avis Budget Car Rental, LLC, a Delaware limited liability company ("Car Rental LLC"), Avis Budget Finance, Inc., a Delaware corporation ("Avis Budget Finance" and, together with Car Rental LLC, the "Issuers"), Avis Budget Group, Inc., a Delaware corporation ("Avis Budget Group"), and the subsidiaries of Avis Budget Group listed on
Schedule I hereto (the "Subsidiary Guarantors" and, together with Avis Budget Group, the "Guarantors" and, collectively with the Issuers, the "Registrants") in connection with the public offering of the Issuers' (i) $250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 (the "Floating Rate Exchange Notes"), (ii) $375,000,000 aggregate principal amount of 7.625% Senior Notes due 2014 (the "7.625% Exchange Notes") and
(iii) $375,000,000 aggregate principal amount of 7.75% Senior Notes due 2016, in each case as issued and authenticated under the Indenture (as defined below) (the "7.75% Senior Exchange Notes," and together with the Floating Rate Exchange Notes and the 7.625% Exchange Notes, the "Exchange Notes"). The obligations of the Issuers under the Exchange Notes are to be guaranteed by the Guarantors on the terms specified in the Indenture (the "Guarantees"). As contemplated by the Registration Rights Agreement, dated April 19, 2006 (the "Registration Rights Agreement"), by and among the Issuers, the Guarantors, J.P. Morgan Securities Inc. and the other initial purchasers referred to therein, the Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for: (i) in the case of the Floating Rate Exchange Notes, a like principal amount of the Issuers' issued and outstanding Floating Rate Senior Notes due 2014, and the guarantees thereof, which were issued on April 19, 2006 under the Indenture, dated as of April 19, 2006 (as supplemented, the "Indenture"), among the Issuers, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee") (the "Floating Rate Restricted Notes"); (ii) in the case of the 7.625% Exchange Notes, a like principal amount of the Issuers' issued and outstanding 7.625% Senior Notes due 2014, and the guarantees thereof, which were issued on April 19, 2006 under the Indenture (the "7.625% Restricted Notes"); and (iii) in the case of the 7.75% Exchange Notes, a like principal amount of the Issuers' issued and outstanding 7.75% Senior Notes due 2016, and the guarantees thereof, which were issued on April 19, 2006 under the Indenture (together with the Floating Rate Restricted Notes and the 7.625% Restricted Notes, the "Restricted Notes").

       This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

       In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

       i. the Registration Statement (the "Registration Statement") on Form S-4 relating to the Exchange Notes and the Guarantees to be filed on the date hereof with the Securities and Exchange Commission (the "Commission");

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       ii.   an executed copy of the Registration Rights Agreement;

       iii.  an executed copy of the Indenture;

       iv. an executed copy of the Supplemental Indenture, dated as of February 8, 2007, by and among the Issuers, the Guarantors and the Trustee (the "Supplemental Indenture");

       v. the Amended and Restated Certificate of Incorporation of Avis Budget Group, as currently in effect and as certified by the Secretary of State of the State of Delaware;

       vi. the Amended and Restated By-laws of Avis Budget Group, as currently in effect and as certified by Jean Sera, Senior Vice President and Secretary of Avis Budget Group;

       vii. the Certificate of Formation of Car Rental LLC, as currently in effect and as certified by the Secretary of State of the State of Delaware;

       viii. the Amended and Restated Limited Liability Company Agreement of Car Rental LLC, as currently in effect and as certified by Jean Sera, Senior Vice President and Secretary of Avis Budget Group;

       ix. the Certificate of Incorporation of Avis Budget Finance, as currently in effect and as certified by the Secretary of State of the State of Delaware;

       x. the By-laws of Avis Budget Finance, as currently in effect and as certified by Jean Sera, Senior Vice President and Secretary of Avis Budget Group;

       xi. the certificate of formation or certificate of incorporation, as the case may be, as amended or restated to the date hereof, of each of the Subsidiary Guarantors, as certified by the Secretary of State of the State of Delaware;

       xii. the limited liability company agreement or by-laws, as the case may be, as amended or restated to the date hereof, of each of the Subsidiary Guarantors, as certified by Jean Sera, Senior Vice President and Secretary of Avis Budget Group;

       xiii. certain resolutions adopted by the Board of Directors or Board of Managers, as the case may be, of Car Rental LLC, Avis Budget Finance, Avis Budget Group and each of the Subsidiary Guarantors, each as certified by Jean Sera, Senior Vice President and Secretary of Avis Budget Group, and each relating to, among other things, the issuance and sale of the Restricted Notes and the Exchange Notes, the Guarantees, the Indenture, the Registration Rights Agreement and related matters;

       xiv. the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee, filed as an exhibit to the Registration Statement; and

       xv. the form of global certificates evidencing the Exchange Notes (the "Global Notes").

       We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrants and such agreements, certificates of public officials, certificates of officers or other representatives of the Registrants and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic

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copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Registrants, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others and of public officials.

       Our opinion set forth herein is limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.

       The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

       (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

       (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Exchange Offer, the Exchange Notes, the Indenture or the Supplemental Indenture or any transaction contemplated thereby.

       Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act, and the Global Notes, including the Guarantees, in the form examined by us, have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

       In rendering the opinion set forth above, we have assumed that the execution and delivery by the Registrants of the Indenture and the Exchange Notes, the consummation by the Registrants of the Exchange Offer and the performance by the Registrants of their respective obligations under the Exchange Notes, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Registrants or their properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Registrants as being material to them and which are listed as exhibits in Part II of the Registration Statement.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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                                                                     Schedule I

                                 SUBSIDIARIES

Avis Budget Holdings, LLC, a Delaware limited liability company
Avis Asia and Pacific, Limited, a Delaware corporation
Avis Car Rental Group, LLC, a Delaware limited liability company
Avis Caribbean, Limited, a Delaware corporation
Avis Enterprises, Inc., a Delaware corporation
Avis Group Holdings, LLC, a Delaware limited liability company
Avis International, Ltd., a Delaware corporation
Avis Leasing Corporation, a Delaware corporation
Avis Rent A Car System, LLC, a Delaware limited liability company
PF Claims Management, Ltd., a Delaware corporation
AB Car Rental Services Inc. (f/k/a Cendant Car Rental Operations Support, Inc.), a Delaware corporation
Wizard Co., Inc., a Delaware corporation
ARACS LLC, a Delaware limited liability company
Avis Operations, LLC, a Delaware limited liability company
BGI Leasing, Inc., a Delaware corporation
Budget Rent A Car System, Inc., a Delaware corporation
Budget Truck Rental LLC, a Delaware limited liability company